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                                                  ASSIGNMENT OF DEPOSIT ACCOUNT


    Teksyn, Inc. d/b/a Made2Manage Systems, Inc. ("Assignor") assigns and transfers to NBD Bank, N.A., a national banking association, and any of its affiliates (the "Bank") whose address is One Indiana Square, Indianapolis, IN 46266, account number(s) 48845630 ("Account") and any interest, additions and proceeds due or to become due on the Account and any substitutions, which Account is held at NBD Bank, N.A.

    This assignment secures the payment of all Assignor's debt to the Bank.

    Debt shall include each and every debt, liability and obligation of every type and description now owed or arising at a later time, whether they are direct or indirect, joint, several, or joint and several and whether or not of the same type or class as presently outstanding, which shall collectively be referred to as "Liabilities". Liabilities shall also include all interest, costs, expenses and reasonable attorney's fees accruing to or incurred by the Bank in collecting the Liabilities or in the protection, maintenance or liquidation of any Collateral.

    WARRANTIES: Assignor represents and warrants that it will not withdraw any monies from the Account and that it has not previously assigned the Account or any part of it. The passbook, certificate or other evidence of the Account has been delivered to the Bank.

    DEFAULT/REMEDIES: If the Assignor fails to pay any of the Liabilities when due, or otherwise defaults under the terms of any agreement related to any of the Liabilities, or if the Assignor fails to observe or perform any term of this Assignment, or if any representation or warranty of the Assignor contained in this Assignment is untrue in any material respect, then the Bank shall have the right immediately, without notice, at the Bank's option, to withdraw all or any portion of the Account and apply those monies to the Liabilities whether or not the Liabilities have been declared to be due and owing; provided that, to the extent any Liabilities consist of extensions of credit by the issuance of letters of credit or other like obligations of the Bank to third parties which have not then expired, those proceeds shall be held by the Bank in a cash collateral account as security for the Liabilities.

    WAIVERS: The Assignor waives any right it may have to receive notice of any of the following matters before the Bank enforces any of its rights: (a) the Bank's acceptance of this Assignment, (b) any credit that the Bank extends to the Assignor, (c) the Assignor's default, (d) any demand, or (e) any action that the Bank takes regarding the Assignor, anyone else, any collateral, or any Liability, which it might be entitled to by law or under any other agreement. No modification or waiver of this Assignment shall be effective unless it is in writing and signed by the party against whom the waiver is being enforced. No delay or failure by the Bank to exercise any right or remedy it might have shall operate as a waiver. Any waiver shall affect only the specific terms and time period stated in the waiver. The Bank shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to the Account or any collateral.

    MISCELLANEOUS: The Assignor consents to any extension, postponement or renewal of any Liabilities, the release or discharge of all or any part of the security for any Liability, and the release or discharge or suspension of any rights and remedies against any person who may be liable for the Liability. The Bank does not have to look to any other right, any other collateral, or any other person for payment before it exercises its rights under this Assignment. The Assignor's obligations to the Bank under this Assignment are not subject to any condition, precedent or subsequent. If this Assignment is signed by more than one person, all shall be jointly and severally bound. This Assignment is binding on the Assignor and its heirs, successors and assigns, and is for the benefit of the Bank and its successors and assigns. This Assignment is governed by Indiana law. The use of section headings shall not limit the provisions of this Assignment.

    WAIVER OF JURY TRIAL BY BANK AND ASSIGNOR: The Bank and the Assignor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Assignment or any related instrument, agreement, etc., or any of the transactions contemplated by this Assignment, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Assignor shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Assignor except by a written instrument executed by both of them.

Dated: March 20, 1995


Address:                                            ASSIGNOR: Teksyn, Inc. k/n/a
                                                    Made2Manage Systems, Inc.
9002 Purdue Road, Suite 200
Indianapolis, IN 46268

                                                    /s/ David B. Wortman
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